AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 17, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                   FORM 8-K/A

                             Current Report Pursuant
                          To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                NOVEMBER 30, 2000
                Date of report (Date of earliest event reported)

                         ------------------------------

                        CHANGE TECHNOLOGY PARTNERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                         ------------------------------

         DELAWARE                       0-13347                 06-1582875
(State or Other Jurisdiction of       (Commission             (IRS Employer
Incorporation or Organization)        File Number)           Identification No.)

                  537 STEAMBOAT ROAD
                  GREENWICH, CONNECTICUT                        06830
               (Address of Principal Executive Offices)       (Zip Code)

                                 (203) 661-6942
               (Registrant's Telephone Number Including Area Code)

                         ------------------------------

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

                         ------------------------------

This Form 8-K/A amends Item 7 of that certain Form 8-K filed with the Securities and Exchange Commission on February 7, 2001 by including the financial information referred to below.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         A.       Financial Statements of Business Acquired

                  (a)      Independent Auditors' Report

                  (b)      Balance Sheets - September 30, 2000 and 1999

                  (c) Statements of Operations for the years ended September 30, 2000 and 1999

                  (d) Statements of Stockholders' (Deficit) Equity for the years ended September 30, 2000 and 1999

                  (e) Statements of Cash Flows for the years ended September 30, 2000 and 1999

                  (f)      Notes to Financial Statements

         B.       Pro Forma Condensed Consolidated Financial Information

                  (a)      Introduction

                  (b) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2000

                  (c) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 1999

                  (d) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended September 30, 2000

                  (e) Notes to the unaudited Pro Forma Condensed Consolidated Financial Information

ITEM 7 (a)

                          RAND INTERACTIVE CORPORATION


                                TABLE OF CONTENTS



                                                                            PAGE

Independent Auditors' Report..................................................2

Balance Sheets as of September 30, 2000 and 1999..............................3

Statements of Operations for the Years ended September 30, 2000 and 1999......4

Statements of Stockholders' (Deficit) Equity for the years ended
    September 30, 2000 and 1999...............................................5

Statements of Cash Flows for the Years ended September 30, 2000 and 1999......6

Notes to Financial Statements.................................................7

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders of
         Rand Interactive Corporation:

We have audited the accompanying balance sheets of Rand Interactive Corporation as of September 30, 2000 and 1999, and the related statements of operations, stockholders' (deficit) equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Rand Interactive Corporation as of September 30, 2000 and 1999, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ KPMG LLP

February 23, 2001
New York, New York

                          RAND INTERACTIVE CORPORATION

                                 Balance Sheets
                           September 30, 2000 and 1999


                              ASSETS                                             2000                     1999
                                                                          --------------------    ---------------------
Current assets:
    Cash.......................................................      $                 3,150                   2,003
    Accounts receivable........................................                       81,622                  92,756
                                                                          --------------------    ---------------------
                 Total current assets..........................                       84,772                  94,759

Plant and equipment, net......................................                       144,394                  18,320
Deposits......................................................                         5,800                     --
                                                                          --------------------    ---------------------

                 Total assets..................................      $               234,966                 113,079
                                                                          ====================    =====================

          LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities:
    Accounts payable and accrued expenses......................      $                44,288                  16,018
    Deferred revenues..........................................                       97,824                  48,770
    Current portion of long-term debt..........................                        4,414                   6,608
    Loans payable to stockholders..............................                       27,000                     --
    Current installments of obligations under capital leases...                       19,283                     --
    Deferred tax liability.....................................                          --                    4,241
                                                                          --------------------    ---------------------
                 Total current liabilities.....................                      192,809                  75,637

Deferred rent.................................................                         3,397                     --
Long-term debt, less current portion..........................                        33,026                   5,958
Obligations under capital leases, excluding current installments                      63,018                     --
                                                                          --------------------    ---------------------

                 Total liabilities.............................                      292,250                  81,595
                                                                          --------------------    ---------------------

Stockholders' (deficit) equity:
    Common stock, $0.001 par value.  Authorized 1000 shares;
       issued and outstanding 909 shares in 2000
       and 600 shares in 1999...................................                           1                       1
    Additional paid-in capital.................................                      299,500                     --
    (Accumulated deficit) retained earnings....................                     (356,785)                 31,483
                                                                          --------------------    ---------------------

                 Total stockholders' (deficit) equity..........                      (57,284)                 31,484
                                                                          --------------------    ---------------------

                 Total liabilities and stockholders' (deficit)       $               234,966                 113,079
                 equity
                                                                          ====================    =====================

See accompanying notes to financial statements.

                          RAND INTERACTIVE CORPORATION

                            Statements of Operations

                     Years ended September 30, 2000 and 1999


                                                                           2000                   1999
                                                                    ----------------        ----------------
Revenues..................................................     $          846,562                428,288

Operating costs and expenses:
     Personnel and related project expenses................               742,991                283,823
     Sales and marketing...................................                64,587                 40,459
     General and administrative............................               427,325                104,590
                                                                    ----------------        ----------------

                                                                        1,234,903                428,872
                                                                    ----------------        ----------------

                   Loss from operations ...................              (388,341)                  (584)

Interest expense..........................................                  4,168                  1,563
                                                                    ----------------        ----------------

                   Net loss before provision for
                      income taxes.........................              (392,509)                (2,147)
                                                                    ----------------        ----------------

Provision (benefit) for income taxes......................                 (4,241)                 4,241
                                                                    ----------------        ----------------

                   Net loss................................    $         (388,268)                (6,388)
                                                                    ================        ================

See accompanying notes to financial statements.

                          RAND INTERACTIVE CORPORATION

                  Statements of Stockholders' (Deficit) Equity

                     Years ended September 30, 2000 and 1999



                                                                            Common stock
                                                                -------------------------------------
                                                                   No. of shares         Amount ($)
                                                                -----------------   -----------------
Balance at September 30, 1998 (unaudited)...............             600             $     1

Net loss for the year ended September 30, 1999..........              --                  --
                                                                --------             -------

Balance at September 30, 1999...........................             600                   1

Issuance of common stock to employee for
     services rendered..................................             300                  --

Issuance of common stock to third parties for
     services rendered..................................               9                  --

Net loss for the year ended September 30, 2000..........              --                  --
                                                                --------             -------

Balance at September 30, 2000...........................             909             $     1
                                                                ========             =======



                                                                                       Retained
                                                                  Additional           earnings/
                                                                   paid-in           (accumulated
                                                                   capital             deficit)              Total
                                                                ----------------   ------------------   -----------------
Balance at September 30, 1998 (unaudited)...............                 --                 37,871              37,872

Net loss for the year ended September 30, 1999..........                 --                 (6,388)             (6,388)
                                                                ----------------   ------------------   -----------------

Balance at September 30, 1999...........................                 --                 31,483              31,484

Issuance of common stock to employee for
     services rendered..................................             285,500                    --             285,500

Issuance of common stock to third parties for
     services rendered..................................              14,000                    --              14,000

Net loss for the year ended September 30, 2000..........                  --              (388,268)           (388,268)
                                                                ----------------   ------------------   -----------------

Balance at September 30, 2000...........................             299,500              (356,785)            (57,284)
                                                                ================   ==================   =================

See accompanying notes to financial statements.

                          RAND INTERACTIVE CORPORATION

                            Statements of Cash Flows

                     Years ended September 30, 2000 and 1999

                                                                                    2000                1999
                                                                                    ----                ----
Cash flows from operating activities:
    Net loss................................................................    $  (388,268)               (6,388)
    Adjustments to reconcile net loss to net cash provided by
       operating activities:
          Depreciation and amortization......................................        11,594                 4,760
          Noncash compensation...............................................       299,500                    --
          Changes in operating assets and liabilities:
            Accounts receivable.............................................         11,134               (64,582)
            Deposits........................................................         (5,800)                   --
            Accounts payable and accrued expenses...........................         28,270                14,510
            Deferred revenues...............................................         49,054                48,770
            Deferred rent...................................................          3,397                    --
            Deferred tax liability..........................................         (4,241)                4,241
                                                                                -----------           -----------
                     Net cash provided by operating activities..............          4,640                 1,311
                                                                                -----------           -----------
Cash flows from investing activities:
    Purchase of plant and equipment.........................................        (48,970)              (11,653)
                                                                                -----------           -----------
                     Net cash used in investing activities..................        (48,970)              (11,653)
                                                                                -----------           -----------
Cash flows from financing activities:
    Proceeds from issuance of loans payable to shareholders.................         27,000                    --
    Proceeds from issuance of long-term debt, net...........................         31,482                 4,194
    Principle payments on long-term debt....................................         (6,608)               (6,295)
    Principal payments on capital lease obligations.........................         (6,397)                   --
                                                                                -----------           -----------
                     Net cash provided by (used in) financing activities....         45,477                (2,101)
                                                                                -----------           -----------
                     Net increase (decrease) in cash........................          1,147               (12,443)

Cash at beginning of year..................................................           2,003                14,446
                                                                                -----------           -----------
Cash at end of year........................................................     $     3,150                 2,003
                                                                                ===========           ===========

The Company paid interest of $420 and $1,051 during the year ended December 31, 2000 and 1999, respectively.

See accompanying notes to financial statements.

                          RAND INTERACTIVE CORPORATION

                          Notes to Financial Statements

                           September 30, 2000 and 1999


(1)      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      ORGANIZATION

                  Rand Interactive Corporation, Inc. ("Rand" or the "Company"), a Maryland corporation, is a technology services organization primarily involved in providing multimedia website content and design services.

         (b)      USE OF ESTIMATES

                  The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates embedded in the financial statements for the periods presented concern the estimates used in the application of the percentage of completion method.

         (c)      PROPERTY AND EQUIPMENT

                  Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, generally three to five years. Leasehold improvements are amortized using the straight-line method over the lessor of the estimated useful lives of the assets or the respective lease term.

         (d)      INCOME TAXES

                  The Company accounts for income taxes using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that the tax change occurs. A valuation allowance is provided for the amount of deferred tax assets for which, based on available evidence, realization is not assured.

         (e)      REVENUE RECOGNITION

                  Revenues are recognized for fixed-fee arrangements as services are rendered using the percentage-of-completion method, based on the percentage of costs incurred to date to total estimated project costs, provided collection of the resulting receivable is probable. The cumulative impact of any revision in estimates of the cost to complete and losses on projects in process are reflected in the period in which they become known and, if necessary, the Company accrues for losses in the period determined.

                          RAND INTERACTIVE CORPORATION

                          Notes to Financial Statements

                           September 30, 2000 and 1999


                  Revenues are recognized for time and materials based arrangements in the period when the underlying services are rendered, provided collection of the resulting receivable is probable.

                  The Company generally enters into short-term, project specific contracts with its clients. Clients are generally billed in the same period in which services are rendered. If services are rendered in advance of billings, the Company presents the related amounts as unbilled revenue. If amounts are received in advance of services being performed, the amounts are presented as deferred revenues. Revenues exclude reimbursable expenses charged to customers.

         (f)      COST OF REVENUES

                  Cost of revenues consists primarily of compensation of billable employees, travel, subcontractor costs, and other costs directly incurred in the delivery of services to clients. Billable employees are full time employees and subcontractors whose time is spent servicing client projects. Also included in cost of revenues, on the Statement of operations for the year ended December 31, 2000 is the amortization of purchased intangible assets, representing the value of customer relationships and workforces acquired.

         (g)      FINANCIAL INSTRUMENTS AND CONCENTRATION OF RISK

                  Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash, accounts receivable, accounts payable and accrued liabilities. At September 30, 2000 and September 30, 1999 the fair value of these instruments approximated their financial statement carrying amount because of the short-term maturity of these instruments. The Company has not experienced any significant credit losses to date.

                  Total revenues associated with major customers are as follows:


                                                     YEAR ENDED SEPTEMBER 30,
                                                     ------------------------
                                                     2000                1999
                                                     ----                ----

                  Customer:
                           A..................        10%                 18%
                           B..................         8%                 16%
                           C..................         8%                 15%


                  Accounts receivable regarding significant customers are as follows:


                                                           SEPTEMBER 30,
                                                     ---=--------------------
                                                     2000                1999
                                                     ----                ----

                  Customer:
                           A..................        22%                  37%
                           B..................        12%                  25%
                           C..................        11%                  19%

                          RAND INTERACTIVE CORPORATION

                          Notes to Financial Statements

                           September 30, 2000 and 1999


                  To date, accounts receivable have been derived from fees billed to clients located in the United States. The Company generally requires no collateral. The Company's clients are engaged in various businesses and the Company performs ongoing credit evaluations of its clients.

         (h)      ADVERTISING COSTS

                  During the years ended September 30, 2000 and 1999, the Company incurred advertising costs of $13,755 and $7,373, respectively.

         (i)      RECENT ACCOUNTING PRONOUNCEMENTS

                  In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements", which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB No. 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management believes that the Company's revenue recognition policy is in accordance with the provisions of SAB No. 101 for all periods presented.

                  In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities
                  - Deferral of Effective Date of FASB Statement No. 133." SFAS 133, as amended by SFAS 137, is effective for all fiscal quarters beginning after June 15, 2000. The Company does not currently use derivative instruments.

                  In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25" ("FIN 44"). FIN 44 clarifies the application of APB Opinion No. 25 and among other issues clarifies the following: the definition of an employee for purposes of applying APB Opinion No. 25; the criteria for determining whether a plan qualifies as a noncompensatory plan; the accounting consequence of various modifications to the terms of previously fixed stock options or awards; and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. To the extent the Company's stock-based compensation awards are or become subject to "variable accounting" because of FIN 44, significant periodic fluctuations in the price of the Company's common stock may cause the application of FIN 44 to have a material impact on stock-based compensation reported in future results of operations.

                          RAND INTERACTIVE CORPORATION

                          Notes to Financial Statements

                           September 30, 2000 and 1999


(2)      PROPERTY AND EQUIPMENT, NET

         Property and equipment as of September 30, 2000 and 1999 consist of the following:

                                                                            2000                    1999
                                                                            ----                    ----
              Furniture and fixtures.............................      $    31,700                  21,095
              Computer and office equipment and purchased
                 software including amounts related to
                 capital leases of $88,698 and $0................           92,650                   2,905
              Leasehold improvements.............................           37,318                      --
                                                                       -----------             -----------
                                                                           161,668                  24,000

              Less: accumulated depreciation including
                 amounts related to capital leases of
                 $5,559 and $0...................................          (17,274)                 (5,680)
                                                                       -----------             -----------
                                                                       $   144,394                  18,320
                                                                       ===========             ===========

         Total depreciation and amortization expense is $11,594 and $4,760 for the years ended September 30, 2000 and 1999, respectively.


(3)      ACCOUNTS PAYABLE AND ACCRUED EXPENSES

         Accounts payable and accrued expenses as of September 30, 2000 and 1999 consist of the following:

                                                                            2000                    1999
                                                                            ----                    ----
              Accounts payable.................................        $    34,757                   8,989
              Accrued personnel costs..........................              6,531                   4,011
              Legal and other..................................              3,000                   3,018
                                                                       -----------             -----------
                                                                       $    44,288                  16,018
                                                                       ===========             ===========


(4)      INDEBTEDNESS

         LOANS PAYABLE TO STOCKHOLDERS

         On January 21, 2000 the Company entered into an unsecured promissory note with a stockholder of the Company in the amount of $4,500, bearing interest at 8% per annum, payable on demand. Interest on the outstanding balance is payable monthly.

                          RAND INTERACTIVE CORPORATION

                          Notes to Financial Statements

                           September 30, 2000 and 1999


         On August 1, 2000 and September 26, 2000, the Company entered into additional unsecured promissory notes with another stockholder of the Company for $10,000 and $12,500, respectively. Both notes bear interest at 8% per annum, and are payable on demand. Interest on the outstanding balance is payable monthly.

         LONG-TERM DEBT

         Included in long-term debt in the accompanying balance sheets are borrowings of $18,358 and $4,194 at September 30, 2000 and 1999, under a revolving line of credit. Under the Credit Line Cardmember Agreement, the Company may borrow up to $35,000 and $5,000 as of September 30, 2000 and 1999, respectively. The Company is required to at least make minimum monthly payments consisting of current interest. Interest is charged monthly on the outstanding balance at various interest rates. The annual percentage rate was 16.49% and 15.15% at September 30, 2000 and 1999, respectively. Amounts due under this line of credit are personally guaranteed by a stockholder of the Company.

         On October 24, 1997, the Company entered into a 38-month unsecured promissory note with an unrelated financial institution for an aggregate principal amount of $19,000, bearing interest at 8% per annum. Amounts due under this promissory note were personally guaranteed by two stockholders of the Company. The outstanding principal balance of $1,764 at September 30, 2000 is included in current portion of long-term debt in the accompanying balance sheet.

         On August 25, 2000 the Company entered into a five-year unsecured promissory note with the Company's landlord. The aggregate principal amount of the note is $17,318 which is bearing interest at 9.925% per annum. Monthly principal and interest payments are scheduled to commence on November 1, 2000.

         Future minimum principal payments under these notes are:

                           YEAR ENDING SEPTEMBER 30                 AMOUNT
                           ------------------------                 ------

                              2001.........................     $     4,414
                              2002.........................           3,329
                              2003.........................           3,660
                              2004.........................           4,023
                              2005.........................           3,656
                              Thereafter...................              --
                                                                -----------
                                        Total..............     $    19,082
                                                                ===========

                          RAND INTERACTIVE CORPORATION

                          Notes to Financial Statements

                           September 30, 2000 and 1999


(5)      RELATED PARTY TRANSACTIONS

         During the period ended September 30, 2000 the Company incurred legal fees in connection with certain transactions and other matters in the normal course of business. These services were provided by a firm and partner which are stockholders of the Company. Fees paid to this firm totaled approximately $17,000 in the year ended September 30, 2000 of which $14,000 was paid through the issuance of common stock (see note
         8).

         The principals of the Company provided personal guarantees on certain of the Company's indebtedness amounting to $20,121 and $12,566 at September 30, 2000 and 1999, respectively, an operating lease for office space, with remaining minimum payments of $145,000 and $0 at September 30, 2000 and 1999, respectively, and the Company's capital lease obligation amounting to $82,301 and $0 at September 30, 2000 and 1999, respectively.


(6)      INCOME TAXES

         The tax effects of temporary differences that give rise to a significant portion of the net deferred income tax assets (liabilities) are as follows:

                                                                               SEPTEMBER 30,
                                                                          ----------------------
                                                                          2000              1999
                                                                          ----              ----
              Deferred tax assets:
              Accounts payable and accrued expenses.............        $ 18,027           5,142
              Deferred revenue                                            39,820          19,289
              Net operating losses..............................           5,499           2,525
              Property and equipment and intangible assets,
                  principally due to depreciation and amortization            --           5,488
              Other   ..........................................           1,221              --
                                                                        --------        --------
                               Total deferred tax assets........          64,567          32,444

              Less: Valuation allowance.........................         (31,529)             --
                                                                        --------        --------
                               Net deferred tax assets..........          33,038          32,444

              Deferred tax liabilities:
                  Accounts receivable...........................         (32,282)        (36,685)
                  Property and equipment and intangible assets,
                      principally due to depreciation and
                      amortization..............................            (756)             --
                                                                        --------        --------

              Net deferred liability............................        $     --          (4,241)
                                                                        ========        ========

                          RAND INTERACTIVE CORPORATION

                          Notes to Financial Statements

                           September 30, 2000 and 1999


         In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. The ultimate realization of the deferred tax assets is dependent upon the generation of future income during periods in which the deferred tax assets are expected to reverse. Based upon the Company's historical and projected taxable income, management believes that it is not more than likely that the Company will realize the benefits of its deferred tax assets, and accordingly, a valuation allowance has been recorded against the deferred tax assets as of September 30, 2000.

         At September 30, 2000 and 1999, the Company had approximately $13,000 and $6,000, respectively, of net operating loss carryforwards available to offset future taxable income. Such carryforwards expire in various years through 2019. Under Section 382 of the Internal Revenue Code of 1988, as amended (the "Code"), the utilization of the net operating loss carryforwards may be limited where there are certain changes in stock ownership of the Company. The Company has not determined whether an ownership change has occurred that would cause such limitations to apply.

         Components of deferred income tax (benefit) expense are as follows;

                                                        SEPTEMBER 30,
                                                ---------------------------
                                                     2000              1999
                                                     ----              ----

              Federal........................   $    (3,491)          3,491
              State and Local................          (750)            750
                                                -----------     -----------
                                                $    (4,241)          4,241
                                                ===========     ===========

       Reconciliation of effective income tax rate:

                                                                        2000                            1999
                                                             ---------------------------    ----------------------------
                                                                 AMOUNT            %           AMOUNT            %
                                                             --------------    ---------    ------------    ------------
             Computed tax benefit at the
                expected statutory rate..............        $ (137,378)          35.0%   $     (751)         35.0%
             State and local income taxes, net
                of Federal benefit...................              (488)           0.0           488         (23.0)
             Stock compensation......................           104,825          (27.0)           --            --
             Meals & entertainment...................             2,522           (1.0)          792         (37.0)
             Change in deferred taxes due to
                change in rate or other causes.......                --             --         3,714        (173.0)
             Change in valuation allowance...........            26,275           (7.0)           --            --
             Other ..................................                 3            0.0            (2)          0.0
                                                             ----------      ---------    ----------     ---------

                           Total tax provision on
                             income on continuing
                             operations..............        $   (4,241)           0.0%   $    4,241         198.0%
                                                             ==========      =========    ==========     =========

                          RAND INTERACTIVE CORPORATION

                          Notes to Financial Statements

                           September 30, 2000 and 1999


(7)      LEASES

         The Company has entered into operating lease agreements for office space and equipment, that expire over the next five years.

         Future minimum lease payments under noncancelable operating leases with initial or remaining lease terms in excess of one year at September 30, 2000 are:

             YEAR ENDING SEPTEMBER 30                                 AMOUNT
            -------------------------                                 ------
            2001........................................         $     56,210
            2002........................................               72,595
            2003........................................               74,077
            2004........................................               76,246
            2005........................................               71,808
            Thereafter..................................                   --
                                                                 ------------
            Total minimum lease payments................         $    350,936
                                                                 ============

         The Company signed a new lease for office space on August 11, 2000 for an initial five-year term expiring in 2004 with two, three-year term renewals thereafter. It has been classified as an operating lease and is included in the data presented above. Total rent expense associated with this lease for the year ended September 30, 2000 was $2,456.

         Future minimum capital lease payments under the capital lease as of September 30, 2000 are as follows:

             YEAR ENDING SEPTEMBER 30                                 AMOUNT
            -------------------------                                 ------
            2001........................................         $     20,752
            2002.......................................                 1,607
            2003.......................................                18,760
            2004.......................................                16,492
            2005.......................................                10,798
                                                                 ------------
                  Total minimum lease payments...........              88,409

            Less amount representing interest............               6,108
                                                                 ------------

                  Present value of net minimum
                  capital lease payments.................              82,301

            Less current installments of obligations under
              capital leases.............................              19,283
                                                                 ------------

                  Obligations under capital leases,
                    excluding current installments.......        $     63,018
                                                                 ============

                          RAND INTERACTIVE CORPORATION

                          Notes to Financial Statements

                           September 30, 2000 and 1999


(8)      STOCKHOLDERS' EQUITY

         In October 1997, the Company issued 600 shares of its common stock to its founders. Total proceeds amounted to $0.60.

         In October 1999, the Company granted 300 fully vested shares of common stock to a key employee as consideration for services previously rendered. The value of the stock granted, being $285,500 based upon the fair value of stock at the date of grant, is included in general and administrative expense in the accompanying statement of operations for the year ended September 30, 2000.

         In January 2000, the Company granted its attorney and the related firm, nine fully vested shares of common stock as consideration for services previously provided. The value of the stock granted, being $14,000 based upon the fair value of stock at the date of grant, is included in general and administrative expense in the accompanying statement of operations for the year ended September 30, 2000.


(9)      SUBSEQUENT EVENT

         On November 30, 2000, eHotHouse, Inc., a wholly owned subsidiary of Change Technology Partners, acquired all of the outstanding common stock of the Company in exchange for approximately $1.4 million, consisting of approximately $0.7 million in cash including acquisition related expenses, and 1,020,000 shares of eHotHouse common stock valued at approximately $0.7 million.

                        CHANGE TECHNOLOGY PARTNERS, INC.

             Pro Forma Condensed Consolidated Financial Information

                                   (unaudited)


                                TABLE OF CONTENTS


                                                                            PAGE

Introduction to Pro Forma Condensed Consolidated Financial Information........2

Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2000.......3

Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999...................................................4

Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2000...........................................5

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information.6

                        CHANGE TECHNOLOGY PARTNERS, INC.

             Pro Forma Condensed Consolidated Financial Information
                                   (Unaudited)


INTRODUCTION

The following unaudited pro forma condensed consolidated financial information for Change Technology Partners, Inc. (the "Company") gives effect to the acquisition of all of the outstanding common stock of Rand Interactive Corp. ("Rand") by eHotHouse, Inc., a wholly owned subsidiary of the Company (the "Acquisition"). The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 1999 and for the nine months ended September 30, 2000 give pro forma effect to the Acquisition as if the Acquisition had occurred on January 1, 1999. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 gives pro forma effect to the Acquisition and related purchase accounting adjustments as if the Acquisition and related transactions had occurred on September 30, 2000. The pro forma adjustments relating to the Acquisition are described in the notes to the pro forma condensed consolidated financial information.

The Company's fiscal year comprises 12 calendar months, beginning January 1 and concluding December 31. Rand's fiscal year comprises 12 calendar months, beginning October 1 and concluding September 30. This unaudited pro forma condensed consolidated financial information combines similar periods for the purposes of this filing. All pro forma amounts reflect the Company's period ending dates.

The unaudited pro forma condensed consolidated financial information does not purport to represent the results of operations or the financial position of the company that would have resulted had the Acquisition been consummated as of the date or for the period indicated. The historical financial information set forth below has been derived from, and is qualified by reference to, the financial statements of Change Technology Partners, Inc. and the financial statements of Rand Interactive Corp., and should be read in conjunction with those financial statements and notes thereto. The pro forma adjustments are based on purchase accounting adjustments that were determined in accordance with the purchase accounting provisions of Accounting Principles Board Opinion No. 16 ("APB No. 16"), "Business Combinations," and related pronouncements.

                        CHANGE TECHNOLOGY PARTNERS, INC.

                 Pro Forma Condensed Consolidated Balance Sheet

                                   (Unaudited)

                                 (in thousands)


                                               SEPTEMBER 30,    SEPTEMBER 30,                          SEPTEMBER 30,
                                                  2000              2000                                   2000
                                             ----------------  ----------------                       ----------------
                                                 CHANGE             RAND
                                               TECHNOLOGY        INTERACTIVE
                                             PARTNERS, INC.         CORP.         ADJUSTMENTS            PRO FORMA
                                             ----------------  ----------------   --------------      ----------------
                 ASSETS

Current assets:
    Cash and cash equivalents..........      $     32,611      $          3       $      (675)  (1)   $     31,939
    Accounts receivable................                --                82                --                   82
    Prepaid and other current assets...               255                --                --                  255
                                             ----------------  ----------------   --------------      ----------------

       Total current assets............            32,866                85              (675)              32,276

Equity investment.....................              5,996                --                --                5,996
Machinery and equipment, net..........                113                --                --                  113
Plant and equipment, net..............                 --               144                --                  144
Other assets..........................                 77                 6                --                   83
Intangible assets.....................                 --                --             2,010    (2)         2,010
                                             ----------------  ----------------   --------------      ----------------

                   Total assets.........     $     39,052      $        235       $     1,335         $     40,622
                                             ================  ================   ==============      ================

  LIABILITIES AND STOCKHOLDERS' EQUITY
                (DEFICIT)

Current liabilities...................       $        236      $        193       $       574          $     1,003
                                             ----------------  ----------------   --------------      ----------------

                   Total liabilities....              236               292               574    (4)         1,102
                                             ----------------  ----------------   --------------      ----------------

Stockholders' equity (deficit)........             38,816               (57)              761    (3)        39,520
                                             ----------------  ----------------   --------------      ----------------

                   Total liabilities and
                   stockholders' equity..    $     39,052      $        235       $     1,335         $     40,622
                                             ================  ================   ==============      ================


See accompanying notes to unaudited proforma condensed consolidated financial information.

                        CHANGE TECHNOLOGY PARTNERS, INC.

            Pro Forma Condensed Consolidated Statement of Operations

                                   (Unaudited)

                 (in thousands, except share and per share data)

                                                                              YEAR ENDED
                                              ------------------------------------------------------------------------
                                                 DECEMBER 31,      SEPTEMBER 30,                          DECEMBER 31,
                                                     1999              1999                                   1999
                                                     ----              ----                                   ----
                                                    CHANGE             RAND
                                                  TECHNOLOGY        INTERACTIVE
                                                PARTNERS, INC.         CORP.         ADJUSTMENTS           PRO FORMA
                                                --------------         -----         -----------           ---------
Revenues.....................................   $        --        $       428       $      --            $     428

Operating costs and expenses:
    Personnel and related project expenses.              --                284              --                  284
    Selling, general and administrative......            12                144             479     (5)          635
                   Total operating expenses..            12                428             479                  919

Other income (expense):
    Interest and dividend income.............             5                 (2)             --                    3
    Realized loss on trading securities......            (1)                --              --                   (1)
    Realized gain (loss) on trading
    securities...............................            16                 --              --                   16
    Amortization of negative goodwill........            --                 --              --                   --
                                                         20                 (2)             --                   18

Income tax expense (benefit).................            --                  4              --                    4

                   Net earnings (loss).......             8                 (6)           (479)                (477)

Preferred stock dividend requirements........            14                 --              --                   14

                    Net earnings (loss)
                    applicable to common
                    shares...................   $        (6)       $        (6)       $   (479)           $    (491)

                   Basic and diluted net
                     earnings (loss) per
                     share...................   $        --                                               $   (0.11)

                   Weighted average number of
                     common shares outstanding,
                     basic and diluted.......     4,698,000                                               4,541,000
                                                  =========                                               =========

See accompanying notes to unaudited proforma condensed consolidated financial information.

                        CHANGE TECHNOLOGY PARTNERS, INC.

            Pro Forma Condensed Consolidated Statement of Operations

                                   (Unaudited)

                 (in thousands, except share and per share data)

                                                                            NINE MONTHS ENDED
                                                -----------------------------------------------------------------------
                                                  SEPTEMBER 30,      SEPTEMBER 30,                       SEPTEMBER 30,
                                                       2000              2000                                 2000
                                                       ----              ----                                 ----
                                                      CHANGE             RAND
                                                    TECHNOLOGY        INTERACTIVE
                                                  PARTNERS, INC.         CORP.          ADJUSTMENTS        PRO FORMA
                                                  --------------         -----          -----------        ---------
Revenues..................................        $         6       $        653       $       --        $      659

Operating costs and expenses:
    Personnel and related project expenses.                --                894               --               894
    Selling, general and administrative....             1,462                156              356    (5)      1,974
    Equity based compensation..............                64                 --               --                64
                                                  -----------       ------------       ----------        ----------
                Total operating expenses....            1,526              1,050              356             2,932

Other income (expense):
    Interest income........................               997                 --               --               997
    Equity in losses of affiliates.........              (504)                --               --              (504)
    Interest expense.......................                --                (18)              --               (18)
                                                  -----------       ------------      -----------       -----------
                                                          493                (18)              --               475

Income tax expense (benefit)...............                --                 --               --                --

                Net earnings (loss).........           (1,027)              (415)            (356)           (1,798)
                                                  -----------       ------------       ----------        ----------

Preferred stock dividend requirements.....                 --                 --               --                --
Deemed dividend attributable to issuance of
    Convertible preferred stock and warrants          (40,100)                --               --           (40,100)
                                                  -----------       ------------       ----------        ----------

                Net earnings (loss) applicable
                  to common shares.........       $   (41,127)      $       (415)            (356)          (41,898)
                                                  ===========       ============       ==========        ==========

                Basic and diluted net
                  earnings (loss) per share       $     (1.27)                                           $    (1.30)
                                                  ===========                                            ==========

                Weighted average number of
                  common shares outstanding,
                  basic and diluted........        32,258,000                                            32,258,000
                                                  ===========                                            ==========

See accompanying notes to unaudited proforma condensed consolidated financial information.

                        CHANGE TECHNOLOGY PARTNERS, INC.

            Pro Forma Condensed Consolidated Statement of Operations

                                   (Unaudited)

(1)      PRO FORMA ADJUSTMENTS

         Pro forma adjustments for the unaudited pro forma condensed consolidated balance sheet as of September 30, 2000 and the statement of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 are as follows:

         (1) Represents the $350,000 cash portion of the purchase price paid to the shareholders of Rand Interactive Corp., and $325,000 of costs incurred directly in connection with the Acquisition.

         (2) Amount shown represents the adjustment to fair value of the identified intangible assets acquired that are capitalized in accordance with APB No. 16 and related pronouncements.

         (3) Represents the value of eHotHouse common shares issued to the shareholders of Rand, totaling $704,000, less accumulated deficit and paid in capital of Rand.

         (4) Represents an adjustment required to include the effect of income taxes as if Rand were included in tax returns of the Company for all periods presented.

         (5) Represents amortization of identified intangible assets, consisting of customer lists and assembled workforce. Identified intangible assets are being amortized over three years, the expected period of benefit.

                                    SIGNATURE

         Under the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned.


                              CHANGE TECHNOLOGY PARTNERS, INC.


                              By:  /s/ Matthew Ryan
                                   ---------------------------------------
                                   Name:   Matthew Ryan
                                   Title:  President, Chief Executive Officer


Date:  July 17, 2001